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                                                                    EXHIBIT 10.1



                              EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 15th day of March, 2000, between Mission Bank, (hereinafter referred to as "Employer"), and Richard Fanucchi (hereinafter referred to as "Executive").


                                   WITNESSETH:

WHEREAS Employer is desirous of employing Executive in the capacity hereinafter stated, and Executive is desirous of continuing in the employ of Employer in such capacity, for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto, intending to be legally bound, do hereby agree as follows:


                          ARTICLE 1. TERM OF EMPLOYMENT

                                SPECIFIED PERIOD

         Section 1.01. Employer hereby employs Executive, and Executive hereby accepts employment with Employer for the period of three (3) years (the "Term"), commencing March 15, 2000 with such Term being subject to prior termination as hereinafter provided.


                                 "TERM" DEFINED

         Section 1.02 Where used herein, "Term" shall refer to the entire period of employment of Executive by Employer, whether for the period provided above, or whether terminated earlier as hereinafter provided, or extended by mutual agreement in writing by Employer and Executive.


                 ARTICLE 2. DUTIES AND OBLIGATIONS OF EXECUTIVE

                         GENERAL DUTIES AND OBLIGATIONS

         Section 2.01. Employer hereby employs Executive as its President and Chief Executive Officer, and Executive accepts the duties that are customarily performed by the President and Chief Executive Officer of a state chartered banking institution and accepts all other duties described herein, and agrees to discharge the same faithfully and to the best of his ability and consistent with past performances and the highest and best standards of the banking industry, in accordance with the policies of Employer's Board of Directors as established, and in compliance




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with all laws and Employer's Articles of Incorporation, Bylaws, Policies and
Procedures. Executive shall devote his full business time and attention to the business and affairs of Employer for which he is employed and shall perform the duties thereof to the best of his ability.

         Section 2.02. Except as permitted by the prior written consent of Employer's Board of Directors, Executive shall not directly or indirectly render any services of a business, commercial or professional nature to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with Employer's interests. Executive shall perform such other duties as shall be from time to time prescribed by Employer's Board of Directors.

         Section 2.03. Executive shall have such responsibility and duties and such authority to transact business on behalf of Employer, as are customarily incident to the office of President and Chief Executive Officer of a state-chartered banking institution.


                                 INDEMNIFICATION

         Section 2.04. To the extent permitted by Law, Employer shall indemnify Executive if he was or is a party or is threatened to be made a party in any action brought by a third party against Executive (whether or not Employer is joined as a party defendant) against expenses, judgements, fines, settlements and other amounts actually and reasonably incurred in connection with said action if Executive acted in good faith and in a manner Executive reasonably believed to be in the best interest of Employer (and with respect to a criminal proceeding if Executive had no reasonable cause to believe his conduct was unlawful), provided that the alleged conduct of Executive arose out of and was within the course and scope of his employment as an officer or employee of Employer.


                               RETURN OF DOCUMENTS

         Section 2.05. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used or developed by Executive during the Term are solely the property of Employer, and Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representatives shall promptly deliver possession of all of said property to Employer in good condition.


                      ARTICLE 3. COMPENSATION OF EXECUTIVE

                        GENERAL DESCRIPTION - BASE SALARY

         Section 3.01. In consideration for all services to be rendered by Executive to Employer, Employer agrees to pay Executive a starting base salary of Ninety Four Thousand Dollars ($94,000) per year, commencing March 15, 2000.

         Section 3.02. Employer agrees to pay Executive an annual salary of One Hundred




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Twenty Four Thousand Dollars ($124,000) per year, commencing March 15, 2001.

         Section 3.03. Executive shall receive any further annual increases in salary as may be determined by Employer's Board of Directors at their discretion.

         Section 3.04. Executive's salary shall be paid semi-monthly. Employer shall deduct therefrom all taxes which may be required to be deducted or withheld under any provision of the law (including, but not limited to, social security payments and income tax withholding) now in effect or which may become effective anytime during the term of this Agreement.


                             EMPLOYEE BENEFIT PLANS

         Section. 3.05. Executive shall be entitled to participate in any and all other employee benefits and plans that may be developed and adopted by Employer and in which Executive is eligible to participate.


                       BONUS AND SALARY CONTINUATION PLAN

         Section 3.06. Executive shall be entitled to participate in Employer's Executive Compensation Plan ("Bonus Plan"). Executive and Employer shall work on developing a Bonus Plan.


                             ARTICLE 4. STOCK OPTION

         Section 4.01 Executive's stock options currently held (7,500 shares) shall be vested as of March 15, 2000. Further, Employer's Board of Directors grants Executive the option to purchase an additional 12,000 shares of common stock, at the exercise price of $14.25 per share, effective March 15, 2000. Said option shall vest at 20% per year.


                          ARTICLE 5. EMPLOYEE BENEFITS

                                 ANNUAL VACATION

         Section 5.01. Executive shall be entitled to accrue up to four (4) weeks vacation during each year of the Term with at least two weeks to be taken in a consecutive period. Vacation benefits shall not accrue above four weeks at any time. Employer's Board of Directors, in its discretion, may waive the provision with respect to unused vacation time.


                              AUTOMOBILE ALLOWANCE

         Section 5.02. Employer agrees to provide Executive with an automobile allowance of




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$500.00 per month.


                          ARTICLE 6. BUSINESS EXPENSES

                                  REIMBURSEMENT

         Section 6.01. Employer agrees to reimburse Executive for all ordinary and necessary expenses incurred by Executive on behalf of Employer, including entertainment, meals and travel expenses. Any costs incurred by Executive for conventions, meetings and seminars will be reimbursed as well as special social entertainment expenses, provided Employer's Board of Directors approves such.


                            ARTICLE 7. LIFE INSURANCE

         Section 7.01. Employer agrees to provide Executive with health and life insurance benefits which are now or may hereinafter be in effect for all other full-time employees. Employer may also apply for a "keyman" life insurance policy with Employer as beneficiary of the policy.


                      ARTICLE 8. TERMINATION OF EMPLOYMENT

                          GENERAL TERMINATION PROVISION

         Section 8.01. Employer shall have the right to terminate the Agreement for any of the following reasons by serving written notice upon Executive:

         (a) willful breach of, habitual neglect of, willful failure to perform, or inability to perform, Executive's duties and obligations as President and Chief Executive Officer;

         (b) illegal conduct, constituting a crime involving moral turpitude, conviction of a felony, or any other conduct detrimental to the interests of Employer;

         (c) physical or mental disability rendering Executive incapable of performing his duties for a consecutive period of 180 days, or by death. In the event of such disability, Employer will provide salary continuation for 180 days, less accrued sick leave. Accrued sick leave is to be utilized until exhausted prior to salary continuation provided herein; or

         (d) determination by Employer's Board of Directors that the continued employment of Executive is detrimental to the best interests of Employer, or for any reason whatsoever as determined by Employer's Board of Directors and in the sole and absolute discretion of Employer's Board of Directors.




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         Section 8.02. In the event this Agreement is terminated for any of the reasons specified in the paragraphs (a), (b), or (c) above, Executive will be paid two weeks' salary calculated as of the date of Executive's termination, plus any pay in lieu of vacation accrued to, but not taken as of the date of termination. Such termination pay shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement other than rights, if any, to exercise any of the stock options vested prior to such termination. The insurance benefits provided herein shall be extended at Employer's sole cost until the end of the month in which Executive is terminated.

         Section 8.03. In the event this Agreement is terminated for any reason specified in paragraph (d) above, Executive shall be entitled to termination pay in an amount equal to one half of one year of Executive's then base salary. Such termination pay shall be paid in one lump sum and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement including any pay in lieu of vacation accrued to, but not taken as of the date of termination, other than rights, if any, to exercise and of the stock options vested prior to such termination.

         Where termination is pursuant to paragraph (d), above, the insurance benefits provided herein shall be extended at Employer's sole cost for the remainder of the month and six(6) full months following the date of termination.


                     TERMINATION RESULTING FROM SALE OF BANK

         Section 8.04. In the event this Agreement is terminated as a result of a sale of the bank, Executive shall be entitled to termination pay in an amount equal to one year of Executive's then base salary. Such termination pay shall be paid in one lump sum within thirty (30) days subsequent to the sale of the bank and shall be considered to be in full and complete satisfaction of any and all rights which Executive may enjoy under the terms of this Agreement including any pay in lieu of vacation accrued to, but not taken as of the date of termination, other than rights, if any, to exercise any of the stock options vested prior to such termination.


                            TERMINATION BY EXECUTIVE

         Section 8.05. Executive shall give ninety (90) days prior notice, in writing, to Employer in the event Executive resigns or voluntarily terminates employment.


                          ARTICLE 9. GENERAL PROVISIONS

                                     NOTICES

         Section 9.01. Any notice, request, demand, or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when




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deposited in the U.S. mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed as follows:

         TO BANK:                   Mission Bank
                                    1330 Truxtun
                                    Bakersfield, California 93301
                                    Attention:  Board of Directors

         TO EXECUTIVE:              Richard Fanucchi

                                    ____________________________
                                    Bakersfield, California

Any party hereto may change its or his address for purposes of this Section by giving notice in accordance herewith.




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                                   ARBITRATION

         Section 9.02. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled pursuant to an arbitration agreement to entered into by the parties, and in the event there is no arbitration agreement, then in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered into any court having jurisdiction thereof.


                            ATTORNEYS' FEES AND COSTS

         Section 9.03. If either Executive or Employer commences an action against the other arising out of or in connection with this Agreement, the prevailing party shall be entitled to have and recover from the losing party reasonable attorney's fees and costs of suit.


                              BENEFIT OF AGREEMENT

         Section 9.04. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.


                             LAW GOVERNING AGREEMENT

         Section 9.05. This Agreement is made and entered into in the State of California, and the laws of said State shall govern the validity and interpretation hereof, and the performance of the parties hereto and their respective duties and obligations hereunder.


                         CAPTIONS AND PARAGRAPH HEADINGS

         Section 9.06. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.


                               PARTIAL INVALIDITY

         Section 9.07. Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions shall not be affected and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.


                                ENTIRE AGREEMENT

         Section 9.08. This Agreement contains the entire agreement of the parties and it supersedes any and all other agreements, either oral or in writing, between the parties hereto,




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with respect to the employment of Executive by Employer. Each party to this
Agreement acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.


                                  MODIFICATION

         Section 9.09. This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Employer and Executive.


                                EFFECT OF WAIVER

         Section 9.10. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.


                                 CONFIDENTIALITY

         Section 9.11. This Agreement is to be held confidential. Willful breach of such confidentiality by Executive will be subject to termination under the provisions of Section 8.01.(a) of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                         MISSION BANK



                                         By:  /s/ Arnold Cattani
                                            -----------------------------------

                                         RICHARD Fanucchi


                                        /s/ RE Fanucchi
                                        ----------------------------------------





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